Exhibit 99.1

Avinger Reports Fourth Quarter 2022 Results

Redwood City, Calif., March 15, 2022 - Avinger, Inc. (Nasdaq: AVGR), a commercial-stage medical device company developing and marketing the first and only intravascular image-guided, catheter-based systems for diagnosis and treatment of vascular disease, today reported results for the fourth quarter and full year ended December 31, 2022.

Fourth Quarter and Recent Highlights

●	Fourth quarter revenue of $2.0 million, and gross margin of 34%
●	Filed an FDA 510(k) submission for the new Pantheris LV (large vessel) device which brings important new features and benefits to Avinger’s Pantheris family of image-guided atherectomy catheters
●	Expanded penetration of Lightbox 3 next-generation imaging console with approximately 600 cases performed in more than 60 clinical sites since launch
●	Advanced development program for first ever image-guided coronary CTO-crossing system and evaluated prototypes with expanded coronary clinical advisory board
●	Continued enrollment in the Pantheris SV IMAGE-BTK clinical study (small vessel, below-the-knee), which continues to generate outstanding clinical outcomes data in a challenging patient population
●	Maintained a strong cash position of $14.6 million at December 31, 2022

“We reported solid operating metrics in the fourth quarter, improving gross margin from the prior year on favorable product mix and driving efficiencies in our operating cost model as we advanced multiple product and clinical programs to position the company for future growth,” commented Jeff Soinski, Avinger’s President and CEO.

“Our recent 510(k) filings provide the opportunity for two new peripheral product launches in 2023. We have submitted all requested documentation related to the 510(k) submission for our new Tigereye ST CTO-crossing catheter and are preparing to initiate limited launch pending FDA clearance. In January, we filed a 510(k) submission for Pantheris LV, which streamlines the atherectomy procedure and expands our capabilities for the treatment of large vessel disease. We hope to receive FDA clearance for this new device by mid-year to allow for commercial launch in the second half of this year.

“We are excited about the progress we are making in the development of our first coronary product application. Crossing chronic total occlusions in the coronary arteries is a complex, expensive and uncertain procedure utilizing currently available technology. By leveraging our proprietary OCT-guided platform, we believe we can revolutionize this market with the first and only image-guided system for crossing coronary CTOs. Over the past several months, we have evaluated different design approaches in bench top models and have recently gained important feedback from our clinical advisory board for further design iteration. We expect to assess these prototypes in animal studies in the second quarter of this year as we work towards our goal of filing an IDE submission with the FDA within the next 12 months to allow for initiation of a clinical study in 2024.”

Fourth Quarter 2022 Financial Results

Total revenue was $2.0 million for the fourth quarter of 2022, compared with $2.4 million in the fourth quarter of 2021 and $2.3 million in the third quarter of 2022. The revenue decrease compared to the prior periods was primarily driven by reduced sales headcount during the quarter. The company is currently recruiting additional clinical specialists to expand case coverage capability in key markets.

Gross margin for the fourth quarter of 2022 was 34%, compared with 30% in the fourth quarter of 2021 and 35% in the third quarter of 2022. Operating expenses for the fourth quarter of 2022 were $4.5 million, decreasing 15% from $5.3 million in the fourth quarter of 2021 and stable with $4.5 million in the third quarter of 2022.

Net loss and comprehensive loss for the fourth quarter of 2022 was $4.2 million, compared with $5.0 million in the fourth quarter of 2021 and $4.1 million in the third quarter of 2022.

Adjusted EBITDA, as defined under non-GAAP financial measures in this press release, was a loss of $3.8 million, compared to a loss of $4.3 million in the fourth quarter of 2021 and a loss of $3.6 million in the third quarter of 2022. For more information regarding non-GAAP financial measures discussed in this press release, please see “Non-GAAP Financial Measures” below, as well as the reconciliation of non-GAAP measures to the nearest GAAP measure, provided in the tables below.

Cash and cash equivalents totaled $14.6 million as of December 31, 2022.

Conference Call

Avinger will hold a conference call today, March 15, 2023, at 4:30pm ET to discuss its fourth quarter and year end 2022 financial results.

To listen to a live webcast, please visit http://www.avinger.com and select Investor Relations. To join the call by telephone, please dial +1-973-528-0011 and use passcode 514070. A webcast replay of the call will be available on Avinger's website following completion of the call at www.avinger.com.

About Avinger, Inc.

Avinger is a commercial-stage medical device company that designs and develops the first and only image-guided, catheter-based system for the diagnosis and treatment of patients with Peripheral Artery Disease (PAD). PAD is estimated to affect over 12 million people in the U.S. and over 200 million worldwide. Avinger is dedicated to radically changing the way vascular disease is treated through its Lumivascular platform, which currently consists of the Lightbox imaging console, the Ocelot and Tigereye® family of chronic total occlusion (CTO) catheters, and the Pantheris® family of atherectomy devices. Avinger is based in Redwood City, California. For more information, please visit www.avinger.com.

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Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding our future performance, patient and physician benefits of our products, the impacts of our products on the treatment of vascular disease, our ability to successfully develop new products, including products relating to the treatment of coronary artery disease (CAD), the timing of the development of new products, the impact of products developed for the treatment of CAD on our business and results of operations, the potential success of our coronary product application, the receipt of FDA clearance of our 510(k) applications for our new Tigereye ST CTO-crossing catheter and new Pantheris LV atherectomy catheter, and our expectation regarding assessing coronary prototypes in animal studies and the timing relating to our goal of filing an IDE submission relating to a clinical study. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include our dependency on a limited number of products; the resource requirements related to Pantheris, Tigereye and our Lightbox imaging console; the outcome of clinical trial results; the adoption of our products by physicians; our ability to obtain regulatory approvals for our products; as well as the other risks described in the section entitled "Risk Factors" and elsewhere in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 22, 2022 and Quarterly Reports on Form 10-Q. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. Avinger disclaims any obligation to update these forward- looking statements.

Non-GAAP Financial Measures

Avinger has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). The Company uses these non-GAAP financial measures internally in analyzing its financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing the Company’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.

The presentation of these non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company’s financial statements prepared in accordance with GAAP. A reconciliation of the Company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review these reconciliations.

Adjusted EBITDA. Avinger defines Adjusted EBITDA as net loss and comprehensive loss plus interest expense, net, plus other income, net, plus stock-based compensation expense plus certain inventory charges plus certain depreciation and amortization expense. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures as analytical tools. Furthermore, these non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP, and the components that Avinger excludes in its calculation of non-GAAP financial measures may differ from the components that its peer companies exclude when they report their non-GAAP results of operations. Avinger compensates for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures. In the future, the Company may also exclude other non-recurring expenses and other expenses that do not reflect the Company’s core business operating results.

Investor Contact:

Matt Kreps

Darrow Associates Investor Relations

(214) 597-8200

mkreps@darrowir.com

Public Relations Contact:

Phil Preuss

Chief Marketing Officer

Avinger, Inc.

(650) 241-7942

pr@avinger.com

Statements of Operations and Comprehensive Loss

(in thousands, except per share amounts) (unaudited)

	For the Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021

Revenues	$2,001	$2,252	$2,403	$8,273	$10,130
Cost of revenues	1,318	1,462	1,691	5,619	6,706
Gross profit	683	790	712	2,654	3,424

Operating expenses
Research and development	1,146	1,086	1,398	4,390	5,900
Selling, general and administrative	3,359	3,384	3,870	14,221	15,625
Total operating expenses	4,505	4,470	5,268	18,611	21,525

Loss from operations	(3,822)	(3,680)	(4,556)	(15,957)	(18,101)

Interest expense, net	(379)	(407)	(434)	(1,665)	(1,648)
Other income (expense), net	19	-	(6)	(1)	2,337
Net loss and comprehensive loss	(4,182)	(4,087)	(4,996)	(17,623)	(17,412)
Accretion of preferred stock dividends	(1,129)	(1,127)	(1,043)	(4,510)	(4,175)
Deemed dividend arising from beneficial conversion feature of convertible preferred stock	-	-	-	(5,111)	-
Net loss applicable to common stockholders	$(5,311)	$(5,214)	$(6,039)	$(27,244)	$(21,587)

Net loss per share attributable to common stockholders basic and diluted	$(0.70)	$(0.77)	$(1.26)	$(4.36)	$(4.57)

Weighted average common shares used to compute net loss per share, basic and diluted	7,569	6,798	4,778	6,249	4,722

All share and per share data reflect the impact of the 1-for-20 reverse stock split of the Company’s issued and outstanding common stock that became effective on March 14, 2022.

Reconciliation of Adjusted EBITDA to Net loss and comprehensive loss

(in thousands) (unaudited)

	For the Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021

Net loss and comprehensive loss	$(4,182)	$(4,087)	$(4,996)	$(17,623)	$(17,412)
Add: Interest expense, net	379	407	434	1,665	1,648
Add: Other income (expense), net	(19)	-	6	1	(2,337)
Add: Stock-based compensation	1	39	55	127	1,015
Add: Certain depreciation and amortization charges	63	54	162	196	687
Adjusted EBITDA	$(3,758)	$(3,587)	$(4,339)	$(15,634)	$(16,399)

Balance Sheets

(in thousands, except per share amounts) (unaudited)

	December 31,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$14,603	$19,497
Accounts receivable, net of allowance for doubtful accounts of $73 at December 31, 2022 and $6 at December 31, 2021	1,057	1,393
Inventories	4,965	4,601
Prepaid expenses and other current assets	362	300
Total current assets	20,987	25,791

Right of use asset	2,194	3,179
Property and equipment, net	702	95
Other assets	312	420
Total assets	$24,195	$29,485

Liabilities and stockholders' equity

Current liabilities:
Accounts payable	$631	$1,394
Accrued compensation	1,401	1,609
Accrued expenses and other current liabilities	657	718
Leasehold liability, current portion	1,092	985
Borrowings, current portion	14,165	-
Total current liabilities	17,946	4,706

Borrowings, current portion	-	12,287
Leasehold liability, long-term portion	1,102	2,194
Other long-term liabilities	1,001	575
Total liabilities	20,049	19,762

Stockholders' equity:
Convertible preferred stock, par value $0.001	-	-
Common stock, par value $0.001	8	5
Additional paid-in capital	406,514	394,471
Accumulated deficit	(402,376)	(384,753)
Total stockholders' equity	4,146	9,723
Total liabilities and stockholders' equity	$24,195	$29,485